SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 30, 2002

Allied Waste Industries, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

0-19285	88-0228636

(Commission File Number)	(IRS Employer Identification No.)

15880 N. Greenway-Hayden Loop, Suite 100 Scottsdale, Arizona (Address of principal executive offices)	85260 (Zip Code)

Registrant’s telephone number, including area code (480) 627-2700

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

On April 30, 2002 Allied Waste Industries, Inc. issued a press release announcing its financial results for the first quarter ended March 31, 2002. The press release along with unaudited supplemental data is provided herein.

Contact: Michael Burnett
         480-627-2785

FOR IMMEDIATE RELEASE

ALLIED WASTE ANNOUNCES FIRST QUARTER 2002 RESULTS

Scottsdale, AZ – April 30, 2002 – Allied Waste Industries, Inc. (NYSE: AW) today announced financial results for the first quarter ended March 31, 2002.

For the first quarter ended March 31, 2002, EBITDA (earnings before interest, taxes, depreciation and amortization) was $404.1 million on revenues of $1.316 billion, compared to adjusted EBITDA of $471.3 million on revenues of $1.354 billion in the first quarter of 2001. Net income available to common shareholders was $32.4 million, or $0.17 per share in the first quarter of 2002 compared to adjusted net income available to common shareholders of $25.9 million, or $0.13 per share for the first quarter of 2001. The first quarter 2001 reflected a stronger economy and businesses subsequently divested, including the American Ref-Fuel operations. Results for 2001 include the impact of goodwill amortization, without which the first quarter 2001 earnings per share would have been $0.35.

On an unadjusted basis, the first quarter 2001 loss to common shareholders was ($36.0) million, or ($0.19) per share reflecting tax effected goodwill amortization of approximately $46.3 million, or $0.22 per share and tax effected acquisition related costs and a loss on asset sale of approximately $61.9 million, or $0.32 per share.

In connection with the de-designation of certain interest rate swap contracts at the end of 2001 and in accordance with FASB Statement 133, the Company recorded an after tax accounting benefit of $4.8 million, or $0.02 per share in the first quarter of 2002.

During the first quarter 2002, free cash flow was $35.8 million and total debt decreased to $9.219 billion at March 31, 2002. Free cash flow is defined as EBITDA plus other non-cash items, less cash interest, cash taxes, closure, post-closure and environmental expenditures, capital expenditures (other than for acquisitions) and changes in working capital (excluding expenditures against non-recurring acquisition accruals).

“In the face of an economy that is not yet helping the waste industry and in what is seasonally our weakest quarter, we were able to fund $250 million in capital assets, still produce positive free cash flow and repay over $40 million of debt,” said Tom Van Weelden, Chairman and CEO of Allied Waste. “Further, a three day reduction in our days sales outstanding to 45 days reflects our best collection performance since the BFI acquisition in 1999.”

Allied Waste will host a conference call related to the first quarter earnings on Wednesday, May 1st at 9:00 a.m. EDT. The call will be broadcast live over the Internet on the Company’s website: www.alliedwaste.com. A playback of the call will be available on the site after the call. Allied Waste has also filed supplemental data on Form 8-K that is accessible on the Company’s website or through the SEC EDGAR System.

Allied Waste Industries, Inc., a leading waste services company, provides collection, recycling and disposal services to residential, commercial and industrial customers in the United States. As of March 31, 2002, the Company operated 341 collection companies, 169 transfer stations, 167 active landfills and 65 recycling facilities in 39 states.

Safe Harbor for Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially including, without limitation, (1) continuing weakness in the U.S. economy in 2002 may cause a decline in the demand for the Company’s services (particularly in the commercial and industrial sectors), a decline in the price of commodities sold by the Company, increased competitive pressure on pricing and generally make it more difficult for the Company to predict economic trends; (2) the Company may be impeded in the successful integration of acquired businesses and its market development efforts; (3) a change in interest rates or a reduction in the Company’s cash flow could impair the Company’s ability to service and reduce its debt obligations; (4) volatility in interest rates may, among other things, affect earnings due to possible mark to market changes on certain interest rate hedges; (5) divestitures by the Company may not raise funds exceeding financing needed for acquisitions in 2002; and (6) severe weather conditions could impair the Company’s operating results.

Other factors which could materially affect such forward-looking statements can be found in the Company’s periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in Management’s Discussion and Analysis in Allied’s Form 10-K for the year ended December 31, 2001. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

ALLIED WASTE INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data)
(unaudited)

	For the Three		For the Three
	Months Ended	% of	Months Ended		% of
	March 31, 2002	Revenue	March 31, 2001		Revenue

Revenue	$1,315,675	100.0%	$1,353,838		100.0%

Cost of operations	789,410	60.0%	780,064		57.6%

Selling, general and administrative expenses	122,124	9.3%	102,445		7.6%

Depreciation and amortization	119,658	9.1%	113,609		8.4%

Goodwill amortization (A)	—		56,564		4.2%

Operating income before acquisition related and unusual costs	284,483	21.6%	301,156		22.2%

Acquisition related and unusual costs	—		5,498		0.4%

Non-cash loss on asset sale	—		107,011		7.9%

Operating income	284,483	21.6%	188,647		13.9%

Equity in earnings of unconsolidated subsidiaries	—		(9,105)		(0.7)%

Interest expense and other (B)	197,222	15.0%	216,745		16.0%

Net income (loss) before income taxes	87,261	6.6%	(18,993)		(1.4)%

Income tax expense (benefit)	35,521	2.7%	(11,742)		(0.8)%

Minority interest	622	0.0%	1,747		0.1%

Net income (loss) before extraordinary loss	51,118	3.9%	(8,998)		(0.7)%

Extraordinary loss, net of income tax benefit	—		9,453		0.7%

Net income (loss)	51,118	3.9%	(18,451)		(1.4)%

Preferred dividends	18,740	1.4%	17,570		1.3%

Net income (loss) to common shareholders	$32,378	2.5%	$(36,021)		(2.7)%

Weighted average common and common equivalent shares	194,145		189,203

Income (loss) per common share	$0.17		$(0.19)

Adjusted income per common share	N/A		$0.13	(C)

EBITDA	$404,141	30.7%	$358,820		26.5%

Adjusted EBITDA	N/A	N/A	$471,329	(C)	34.8%

(A)	In accordance with SFAS 142, “Goodwill and Other Intangible Assets”, amortization of goodwill ceased on January 1, 2002. The Company has completed its evaluation and determined that all goodwill is recoverable under SFAS 142 guidelines as of January 1, 2002.

(B)	The 2002 interest expense and other includes a $7.9 million net benefit ($4.8 million, after tax) for a mark to market gain offset by amortization of accumulated other comprehensive income related to de-designation of interest rate swap contracts on December 31, 2001, in accordance with SFAS 133 “Accounting for Derivative Instruments and Hedging Activities”. See detail of interest expense and other on page 8.

(C)	Adjusted EBITDA and income per common share in 2001 removes the impact of acquisition related and unusual costs of $5.5 million, non-cash loss on asset sale of $107.0 million and the related tax effect of these items of $60.1 million and an extraordinary loss, net of tax of $9.5 million.

ALLIED WASTE INDUSTRIES, INC.
SUMMARY DATA SHEET
Statement of Cash Flows Data
(amounts in thousands, unaudited)

Three Months
Ended
March 31, 2002

Operating activities —

Net income	$51,118

Adjustments to reconcile net income to cash provided by operating activities —

Provisions for:

Depreciation and amortization	119,658

Doubtful accounts	6,213

Accretion of debt and amortization of debt issuance costs	11,001

Deferred income tax provision	28,423

Gain on sale of assets	(1,801)

Non-cash gain on de-designated interest rate swap contracts	(16,730)

Amortization of accumulated other comprehensive income for de-designated interest rate swap contracts	8,850

Change in operating assets and liabilities, excluding the effects of purchase acquisitions —

Accounts receivable, prepaid expenses, inventories and other	58,254

Accounts payable, accrued liabilities, unearned income and other	19,804

Expenditures against non-recurring acquisition accruals	(26,067)

Closure and post-closure provision	17,184

Closure and post-closure expenditures	(6,313)

Environmental expenditures	(5,866)

Cash provided by operating activities	263,728

Investing activities —

Cost of acquisitions, net of cash acquired	(13,720)

Proceeds from divestitures, net of cash divested	79

Capital expenditures, excluding acquisitions	(249,628)

Capitalized interest	(6,609)

Proceeds from sale of fixed assets	6,722

Change in deferred acquisition costs, notes receivable, and other	(26,636)

Cash used for investing activities	(289,792)

Financing activities —

Net proceeds from exercise of stock options	1,189

Proceeds from long-term debt, net of issuance costs	327,881

Payments of long-term debt	(371,922)

Cash used for financing activities	(42,852)

Decrease in cash and cash equivalents	(68,916)

Cash and cash equivalents, beginning of period	158,841

Cash and cash equivalents, end of period	$89,925

ALLIED WASTE INDUSTRIES, INC.
SUMMARY DATA SHEET
Balance Sheet Data
(amounts in thousands, except per share data)
(unaudited)

	March 31,	December 31,
	2002	2001

ASSETS

Current assets —

Cash and cash equivalents	$89,925	$158,841

Accounts receivable, net of allowance of $30,020 and $31,876	694,771	751,416

Prepaid and other current assets	120,153	132,026

Deferred income taxes, net	136,443	156,203

Total current assets	1,041,292	1,198,486

Property and equipment, net	4,153,740	4,010,886

Goodwill, net	8,567,904	8,556,877

Other assets, net	588,514	580,844

Total assets	$14,351,450	$14,347,093

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities —

Current portion of long-term debt	$194,413	$22,130

Accounts payable	409,581	456,063

Accrued closure, post-closure and environmental costs	127,547	126,885

Accrued interest	227,924	192,872

Other accrued liabilities	381,791	402,816

Unearned revenue	238,958	232,769

Total current liabilities	1,580,214	1,433,535

Long-term debt, less current portion	9,024,703	9,237,503

Deferred income taxes	443,374	418,836

Accrued closure, post-closure and environmental costs	881,146	878,006

Other long-term obligations	589,723	624,390

Commitments and contingencies

Series A senior convertible preferred stock, 1,000 shares authorized, issued and outstanding, liquidation preference of $1,188 and $1,169 per share	1,187,781	1,169,044

Stockholders’ equity —

Common stock	1,965	1,962

Additional paid-in capital	1,041,283	1,055,353

Other comprehensive loss	(63,441)	(85,120)

Retained deficit	(335,298)	(386,416)

Total stockholders’ equity	644,509	585,779

Total liabilities and stockholders’ equity	$14,351,450	$14,347,093

ALLIED WASTE INDUSTRIES, INC.
SUMMARY DATA SHEET
(amounts in thousands, except per share data and percentages)
(unaudited)

Statement of Operations Data:

	Three Months	Three Months
	Ended	Ended
	March 31, 2002	March 31, 2001

Revenue —

Gross revenue	$1,590,129	$1,633,984

Less intercompany revenue	(274,454)	(280,146)

Revenue	$1,315,675	$1,353,838

Revenue Mix (based on gross revenue) —

Collection	64.0%	63.0%

Disposal	30.3%	29.7%

Recycling	3.1%	3.9%

Other	2.6%	3.4%

Total	100.0%	100.0%

Internalization Based on Disposal Volumes	67%	68%

Landfill Volumes in Tons	16,324	16,157

Internal Growth – Year over Year (excluding commodity):

Price	(0.4)%	3.5%

Volume	(1.6)%	(2.1)%

Total	(2.0)%	1.4%

Average price increases to customers	2.4%	3.6%

Internal Growth Year over Year (including commodity)	(3.1)%	(2.1)%

Interest Expense and Other—

Interest expense, gross	$187,425	$221,025

Cash settlement of de-designated interest rate swap contracts (previously recorded in interest expense, gross)	14,409	—

Interest income	(1,124)	(1,895)

Capitalized interest for development projects	(6,609)	(12,714)

Accretion of debt and amortization of debt issuance costs	11,001	10,329

	205,102	216,745

Non-cash gain on de-designated interest rate swap contracts (previously recorded in accumulated other comprehensive income in shareholders’ equity)	(16,730)	—

Amortization of accumulated other comprehensive income for de-designated interest rate swap contracts	8,850	—

Interest expense and other	$197,222	$216,745

ALLIED WASTE INDUSTRIES, INC.
SUMMARY DATA SHEET
(amounts in thousands)
(unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31, 2002	March 31, 2001

Acquisitions —

Annualized revenue acquired	$9,842	$21,338

Annualized revenue acquired (after intercompany eliminations)	$9,842	$21,338

Divestitures —

Annualized revenue divested	$(510)	$(74,955)

Annualized revenue divested (after intercompany eliminations)	$(510)	$(67,700)

Summary of Acquisition Related and Unusual Costs —

Transition costs	$—	$5,498

Loss on asset sale	—	107,011

Total reported acquisition related and unusual costs	$—	$112,509

Capital Expenditures —

Fixed asset purchases	$213,831	$44,355

Cell development	35,797	17,973

Total	$249,628	$62,328

Days sales outstanding	45 days	48 days

ALLIED WASTE INDUSTRIES, INC.
SUMMARY DATA SHEET
(amounts in thousands, except percentages)
(unaudited)

For the Three
Months Ended
March 31, 2002

Fee Cash Flow:

EBITDA	$404,141

Other non-cash items:

Closure and post-closure provision	17,184

Doubtful accounts	6,213

Gain on sale of assets	(1,801)

Less: Cash interest	(166,430)

Cash taxes	(2,496)

Closure, post-closure and environmental expenditures	(12,179)

Capital expenditures, excluding acquisitions	(249,628)

Changes in working capital	78,058

Remove change in accrued interest and accrued taxes from working capital	(37,285)

Free cash flow	35,777

Expenditures against non-recurring acquisition accruals	(26,067)

Market development and other investing activities, net	(33,555)

Decrease in cash	68,916

Accretion and other	(4,554)

Cash available to pay down debt	$40,517

Debt balance at December 31, 2001	$9,259,633

Cash available to pay down debt	(40,517)

Debt balance at March 31, 2002	$9,219,116

At March 31, 2002

Capital Structure:

Long-term debt (including current portion)	$9,219,116

Equity (including series A senior convertible preferred stock)	1,832,290

Debt to total capitalization	83.4%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLIED WASTE INDUSTRIES, INC.

By:	/s/ THOMAS W. RYAN

Thomas W. Ryan Executive Vice President & Chief Financial Officer

Date: April 30, 2002